EXECUTION COPY




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                            STOCK PURCHASE AGREEMENT


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                                     Between

                             FLIGHT STRUCTURES, INC.
                      SAVINGS AND RETIREMENT PLAN AND TRUST

                                       and

                               BE AEROSPACE, INC.



                            Dated as of July 21, 1998




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



                                TABLE OF CONTENTS


Section                                                                     Page

                                    ARTICLE I

                                   DEFINITIONS

1.01.  Certain Defined Terms...................................................1

                                   ARTICLE II

                                PURCHASE AND SALE

2.01.  Purchase and Sale of the ESOP Shares....................................4
2.02.  Purchase Price..........................................................4
2.03.  Closing.................................................................4
2.04.  Closing Deliveries by the Seller........................................4
2.05.  Closing Deliveries by the Purchaser.....................................4
2.06.  Escrow .................................................................5

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.01.  Organization, Authority and Qualification of the Seller.................5
3.02.  Ownership of the Shares.................................................6
3.03.  No Conflict.............................................................6
3.08.  Governmental Consents and Approvals.....................................7
SECTION 3.09.  Fairness Determination..........................................7

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.01.  Organization and Authority of the Purchaser.............................7
4.02.  No Conflict.............................................................7
4.03.  Governmental Consents and Approvals.....................................8
4.04.  Litigation..............................................................8
4.06.  Brokers.................................................................8

                                    ARTICLE V

                              CONDITIONS TO CLOSING

5.01.  Conditions to Obligations of the Seller.................................9
5.02.  Conditions to Obligations of the Purchaser..............................9

                                   ARTICLE VI

                                 INDEMNIFICATION

6.01.  Survival of Representations and Warranties.............................10
6.02.  Indemnification by the Seller..........................................11
6.03.  Indemnification by Purchaser...........................................11

                                   ARTICLE VII

                             TERMINATION AND WAIVER

7.01.  Termination............................................................11
7.02.  Effect of Termination..................................................12
7.03.  Waiver ................................................................12

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.01.  Expenses...............................................................12
8.02.  Notices................................................................12
8.03.  Public Announcements...................................................13
8.04.  Headings...............................................................13
8.05.  Severability...........................................................14
8.06.  Entire Agreement.......................................................14
8.07.  Assignment.............................................................14
8.08.  No Third Party Beneficiaries...........................................14
8.09.  Amendment..............................................................14
8.10.  Governing Law..........................................................14
8.11.  Counterparts...........................................................14
8.12.  Specific Performance...................................................15

EXHIBIT


2.06  FORM OF ESCROW AGREEMENT................................................17

                                                                  EXECUTION COPY


                  STOCK PURCHASE AGREEMENT, dated as of July 21, 1998 (the "Agreement"), between Flight Structures, Inc. Savings and Retirement Plan and Trust, a trust organized under the laws of the State of Washington (the "Seller" or "ESOP"), and BE Aerospace, a Delaware corporation (the "Purchaser").


                              W I T N E S S E T H:

                  WHEREAS, the Seller owns 637,332.78 issued and outstanding shares (the "ESOP Shares") of common stock (the "Common Stock"), of Flight Structures, Inc., a Washington corporation (the "Company" or "FSI"); and

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser is entering into an agreement (the "Acquisition Agreement") dated as of the date hereof, with Oscar J. Mifsud, Oscar J. Mifsud Trust - 1998, Patrick L. Ryan, Patrick L. Ryan - 1998, David B. Smith and David
B. Smith Trust - 1998 (collectively, the "Stockholders") for the purchase of the Securities (as defined in the Acquisition Agreement); and

                  WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the ESOP Shares, upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition Documents" has the meaning specified in Section 6.01.

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of July 21, 1998, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                  "Closing" has the meaning specified in Section 2.03.

                  "Closing Date" has the meaning specified in Section 2.03.

                  "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "Common Stock" has the meaning specified in the recitals to this Agreement.

                  "Company" has the meaning specified in the recitals to this Agreement.

                  "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" means Wachovia Bank, N.A.

                  "Escrow Agreement" has the meaning specified in Section 2.06.

                  "Escrow Amount" means $3,300,000.

                  "ESOP" has the meaning specified in the recitals to this Agreement.

                  "ESOP Shares" has the meaning specified in the recitals to this Agreement.

                  "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Indemnified Party" has the meaning specified in Section 6.02(a).

                  "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Loss" has the meaning specified in Section 6.02.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Purchase Price" has the meaning specified in Section 2.02.

                  "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

                  "Purchaser" has the meaning specified in the recitals to this Agreement.

                  "Seller" has the meaning specified in the recitals to this Agreement.

                  "Third Party Claims" has the meaning specified in Section 6.02(b).

                  "Trust Agreement" has the meaning specified in Section 3.01.

                  "Trustee" has the meaning specified in Section 3.01.

                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01. Purchase and Sale of the ESOP Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the ESOP Shares.

                  SECTION 2.02. Purchase Price. The Purchaser shall pay the ESOP $22,000,000 in cash (the "Purchase Price"), in consideration for the purchase of the ESOP Shares in satisfaction of any and all obligations of the Company under
Section 4(b) of the Share Purchase Agreement, dated as of August 30, 1996, by and among the ESOP, Cole Taylor Bank, as trustee of the ESOP, the Company and SMR Technologies, Inc.

                  SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the ESOP Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Weil, Gotshal & Manges at 10:00 A.M. New York time on the second business day following the satisfaction of the conditions to the Closing set forth in Article V (other than the condition set forth in Section 5.02(f) which shall be satisfied on the Closing Date) (provided that any conditions required herein to be satisfied prior to the Closing have been satisfied or waived as of such date), or at such other place or at such other time and date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). Notwithstanding the foregoing, for financial reporting purposes only, the Closing and the transfer of effective control of the Company will be deemed to have occurred on August 1, 1998.

                  SECTION 2.04. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (a) stock certificates evidencing the ESOP Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

                  (b) a receipt for the Purchase Price less the Escrow Amount;
and

                  (c) the certificates and other documents required to be delivered pursuant to Section 5.02.

                  SECTION 2.05. Closing Deliveries by the Purchaser. (a) At the Closing, the Purchaser shall deliver to the Seller:

                  (i) the Purchase Price less the Escrow Amount by wire transfer in immediately available funds to the Purchase Price Bank Account; and

                  (ii) the certificates and other documents required to be delivered pursuant to Section 5.01.

                  (b) At the Closing, the Purchaser shall deliver to the Escrow Agent, in accordance with the Escrow Agreement, the Escrow Amount by wire transfer in immediately available funds to the account designated therefor in the Escrow Agreement.

                  SECTION 2.06. Escrow. Prior to the Closing, the Seller and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit 2.06 (the "Escrow Agreement"). In accordance with the terms of the Escrow Agreement, the Purchaser shall deposit the Escrow Amount in an account to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

                  SECTION 3.01. Organization, Authority and Qualification of the Seller. The ESOP has been duly authorized and established; and the Trust Agreement between the Company and GreatBanc Trust Company (the "Trustee"), as amended and restated to be effective as of November 20, 1996 (the "Trust Agreement") has been duly authorized, by all necessary corporate action on the part of the Company; the ESOP constitutes in all material respects an "eligible individual account plan" within the meaning of Section 407(d)(3) of ERISA and the execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated by the parties hereto will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Internal Revenue Code of 1996, as amended (together with the rules and regulations promulgated thereunder, the "Code"). The execution and delivery of this Agreement and the Escrow Agreement by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been, and upon its execution the Escrow Agreement shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon its execution the Escrow Agreement will constitute, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                  SECTION 3.02. Ownership of the Shares. The ESOP Shares are owned of record and beneficially solely by the Seller free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the ESOP Shares in the name of the Purchaser in the stock records of the Company, the Purchaser, assuming it shall have purchased the ESOP Shares for value in good faith and without notice of any adverse claim, will own the ESOP Shares free and clear of all Encumbrances.

                  SECTION 3.03. No Conflict. The execution and delivery of this Agreement by the Seller does not, and the consummation by the Seller of the transactions contemplated herein will not violate, cause a default under, breach the terms of or require the consent, authorization or approval of any other person under any law, rule or regulation or any governing instrument or any loan agreement, mortgage, indenture, or other contract or agreement to which the ESOP or the Trustee is bound, or to which the properties of the ESOP or the Trust are subject or under any franchise, license or permit applicable to the Trustee, the ESOP or the Trust.

                  SECTION 3.04. ERISA Matters. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the parties hereto will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Code.

                  SECTION 3.05. ESOP Shares. The shares of Common Stock held by the ESOP are owned of record and beneficially by the ESOP free and clear of all Encumbrances. Neither the ESOP nor the Trustee is a party to any voting trust, stockholder agreement, proxy or other agreement or understanding in effect with respect to the voting or transfer of any shares of Common Stock.

                  SECTION 3.06. Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Trustee, threatened against the ESOP or the Trustee or any properties of the ESOP or the Trust that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of the Trustee or the ESOP to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Trustee, the ESOP or any properties of the ESOP or the Trust that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the ability of the Trustee or the ESOP to consummate the transactions contemplated by this Agreement.

                  SECTION 3.07. Broker's and Finders' Fees. Neither the Trustee nor the ESOP has incurred, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than fees to Houlihan Lokey.

                  SECTION 3.08. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

                  SECTION 3.09. Fairness Determination. The ESOP and the Trustee have received an opinion from Houlihan Lokey, the Trustee's independent financial advisor, that the Purchase Price is not less than the fair market value of the ESOP Shares and the transactions contemplated hereby are fair to the ESOP from a financial point of view.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

                  SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon its execution the Escrow Agreement will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon its execution the Escrow Agreement will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

                  SECTION 4.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement and the Escrow Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any

Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or by the Escrow Agreement.

                  SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Escrow Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

                  SECTION 4.04. Litigation. Except as disclosed in a writing given to the Seller by the Purchaser on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the best knowledge of the Purchaser after due inquiry, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement and the Escrow Agreement.

                  SECTION 4.05. Investment Purpose. The Purchaser is acquiring the ESOP solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                  SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

                  SECTION 5.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 5.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

                  (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this
Section 5.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

                  SECTION 5.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 5.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

                  (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which the Purchaser reasonably believes is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 5.02(b) shall not apply if the Purchaser has solicited or encouraged any such Action;

                  (c) Resolutions of the Seller. The Purchaser shall have received a true and complete copy, certified by a Trustee of the Seller, of the resolutions duly and validly adopted by the Trustee evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (d) Incumbency Certificate of the Seller. The Purchaser shall have received a certificate of a Trustee of the Seller certifying the names and signatures of officers of the Trustee of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (e) Consents and Approvals. The Purchaser and the Seller shall have received all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which the Purchaser deems necessary or desirable for the consummation of the transactions contemplated by this Agreement;

                  (f) Acquisition Agreement. The Stockholders and the Purchaser shall have consummated the transactions contemplated by the Acquisition Agreement.

                  (g) Escrow Agreement. The Seller shall have executed the Escrow Agreement.


                                   ARTICLE VI

                                 INDEMNIFICATION

                  SECTION 6.01. Survival of Representations and Warranties. The representations and warranties of the ESOP and the Purchaser contained in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedule and any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until December 31, 1999. Neither the period of survival nor the liability of the ESOP and the Purchaser with respect to their respective representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser or the ESOP. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by either party hereto to the other, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                  SECTION 6.02. Indemnification by the Seller. The Purchaser, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of the Purchaser, its Affiliates and their successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless by the ESOP (a) for 15.5% of Losses (as defined in the Acquisition Agreement) suffered, incurred or sustained by such Indemnified Party, and indemnifiable by the Sellers (as defined in the Acquisition Agreement) under Article XI of the Acquisition Agreement and (b) any losses, claims, damages, liabilities, costs and expenses, interest, awards, judgements and penalties resulting from any breach of any representation or warranty made by the ESOP hereunder. Notwithstanding anything to the contrary contained in this Agreement or the Acquisition Agreement, the amount of such indemnifiable losses under clauses (a) or (b) of this

Section 6.02 which may be recovered from the ESOP under this Section 6.02 shall not be from a source other than the funds escrowed under the Escrow Agreement.

                  SECTION 6.03. Indemnification by Purchaser. The ESOP shall be indemnified and held harmless by the Purchaser for any losses, claims, damages, liabilities, costs and expenses, interest, awards, judgements and penalties suffered, incurred or sustained by the ESOP resulting from any breach of the representations and warranties of the Purchaser hereunder.


                                   ARTICLE VII

                             TERMINATION AND WAIVER

                  SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by either the Seller or the Purchaser if the Closing shall not have occurred by October 31, 1998; provided, however, that the right to terminate this Agreement under this Section 7.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

                  (b) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (c) by either the Purchaser or the Seller if the Acquisition Agreement shall have been terminated; or

                  (d) by the mutual written consent of the Seller and the Purchaser.

                  SECTION 7.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

                  SECTION 7.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby by the Purchaser shall be paid by the Purchaser incurring such costs and expenses, whether or not the Closing shall have occurred. Costs and expenses of the ESOP shall be paid by the Stockholders, subject to the provisions of the Acquisition Agreement.

                  SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

                  (a)      if to the Seller:

                           GreatBanc Trust Company
                           105 East Galena Boulevard; Ste. 500
                           Aurora, Illinois 60505
                           Telecopy: (630) 844-7096
                           Attention: John Hommel

                           with a copy to:

                           McDermott, Will & Emery
                           600 Thirteenth Street, N.W.
                           Washington, DC 20005
                           Telecopy: (202) 756-8087
                           Attention: Louis Granados

                  (b)      if to the Purchaser:

                           BE Aerospace Inc.
                           1400 Corporate Center Way
                           Wellington, Florida 33414
                           Telecopy: (561) 791-3699
                           Attention: Thomas P. McCaffrey

                           with a copy to:

                           Shearman & Sterling

                           599 Lexington Avenue
                           New York, New York 10022
                           Telecopy: (212) 848-7179
                           Attention: Alfred J. Ross, Jr.


                  SECTION 8.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 8.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 8.06. Entire Agreement. This Agreement, the Acquisition Agreement and the Escrow Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

                  SECTION 8.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller.

                  SECTION 8.08. No Third Party Beneficiaries. Except for the provisions of Article IX relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 8.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 7.03.

                  SECTION 8.10. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Ohio state or federal court sitting in the State of Ohio.

                  SECTION 8.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 8.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       FLIGHT STRUCTURES, INC.
                                       SAVINGS AND RETIREMENT PLAN
                                       AND TRUST

                                       By:      GreatBanc Trust Company, in its
                                                capacity as Trustee


                                       By:   /s/ Michael Welgate
                                            -----------------------------------
                                             Name:  Michael Welgate
                                             Title: President



                                       BE AEROSPACE, INC.



                                       By:   /s/ Thomas P. McCaffrey
                                            -----------------------------------
                                             Name:  Thomas P. McCaffrey
                                             Title: Corporate Senior Vice
                                                    President & Chief Financial
                                                    Officer

                                  EXHIBIT 2.06


                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of August 7, 1998 (the "Agreement"), among Flight Structures, Inc. Savings and Retirement Plan and Trust, a trust organized under the laws of the State of Washington (the "Seller"), BE Aerospace, Inc., a Delaware corporation (the "Purchaser"), and The Bank of New York, a New York banking corporation in its capacity as escrow agent hereunder (the "Escrow Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Purchaser and the Seller have entered into a Stock Purchase Agreement, dated as of July 21, 1998 (the "Purchase Agreement"; all capitalized terms used herein without definition have the same meanings herein as in the Purchase Agreement), pursuant to which, among other things, the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, the ESOP Shares.

                  WHEREAS, it is contemplated under Section 2.05(b) of the Purchase Agreement that at the Closing the Purchaser, as a portion of the Purchase Price, will deposit or cause to be deposited into escrow the sum of $3,300,000 in cash (the "Escrow Amount"; the Escrow Amount and all interest and income accrued thereon being referred to herein as the "Escrow Fund") to be held and disbursed by the Escrow Agent in accordance with Section 3 of this Agreement.

                  WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder.

                  WHEREAS, the Escrow Agent shall hold the Escrow Fund in Account No. 119254 (the "Escrow Account") at The Bank of New York, ABA No. 021000018, such account to be opened on behalf of the Seller.

                  WHEREAS, the Seller has appointed GreatBanc Trust Company to act as its representative (the "Seller's Representative") in connection with certain matters hereunder.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein and in the Purchase Agreement, the parties hereby agree as follows:

                  1. Appointment and Agreement of Escrow Agent. The Purchaser and the Seller hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, Escrow Agent upon the terms and conditions of this Agreement.

                  2. Establishment of the Escrow Fund. (a) The Purchaser shall deliver to the Escrow Agent on the date hereof the Escrow Amount. The Escrow Agent shall hold the Escrow Fund in escrow pursuant to this Agreement in the Escrow Account.

                  (b) The Purchaser and the Seller confirm to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Agreement and the Purchase Agreement.

                  3. Payments from the Escrow Fund. (a) Until December 31, 1999 (the "Distribution Date") (and if any funds remain in the Escrow Account), the Purchaser may make claims for payment from the Escrow Fund by delivering to the Seller's Representative a certificate of the Purchaser (a "Purchaser's Certificate") which shall:

                  (i) state that the Purchaser is entitled to indemnification under Article VI of the Purchase Agreement (an "Indemnification Item");

                  (ii) state the aggregate amount of such Indemnification Item; and

                  (iii) specify in reasonable detail the nature and amount of each individual Indemnification Item.

                  (b) If the Seller's Representative shall object to any amount claimed in connection with any Indemnification Item specified in any Purchaser's Certificate, the Seller's Representative shall, within 20 business days after delivery by the Purchaser to the Seller's Representative of such Purchaser's Certificate, deliver to the Purchaser a certificate of the Seller's Representative (a "Seller's Certificate") (i) specifying each such amount to which the Seller's Representative objects and (ii) specifying in reasonable detail the nature and basis for each such objection. If the Seller's Representative shall not have delivered to the Purchaser a Seller's Certificate objecting to the amount claimed with respect to an Indemnification Item within 20 business days after delivery to the Seller's Representative of a Purchaser's Certificate specifying such Indemnification Item, the Seller's Representative shall be deemed to have acknowledged the correctness of the amount claimed on such Purchaser's Certificate with respect to such Indemnification Item, and the Seller's Representative shall promptly thereafter direct the Escrow Agent in writing to transfer to the Purchaser, by wire transfer of immediately available funds, out of the Escrow Account an amount set forth in such written instructions and claimed in the Purchaser's Certificate with respect to such Indemnification Item.

                  (c) If the Purchaser shall receive, within 20 business days after delivery to the Seller's Representative of a Purchaser's Certificate, a Seller's Certificate objecting to the amount claimed with respect to any Indemnification Item specified in such Purchaser's Certificate, the amount so objected to shall be held by the Escrow Agent and shall not be released from the Escrow Account except in accordance with either (i) written instructions executed by the Purchaser and by the Seller's Representative or (ii) the final order of a court of competent jurisdiction directing the Escrow Agent with respect to the matters relating to the claim by the Purchaser for indemnification from the Seller, promptly after which time the Escrow Agent shall transfer to the Purchaser, by wire transfer of immediately available funds, out of the Escrow Account an amount equal to the amount set forth in such written instructions or in such order, as the case may be.

                  (d) On the Distribution Date, the Escrow Agent shall transfer to the Seller's Representative, by wire transfer of immediately available funds, out of the Escrow Account, an amount in cash equal to the then remaining balance of the Escrow Fund less the Reserved Amount (as defined below). The "Reserved Amount" shall equal the lesser of (1) the aggregate of the amounts claimed in all Purchaser's Certificates delivered to the Escrow Agent prior to the Distribution Date (which claims shall not have been resolved on or prior to Distribution Date) and (2) the then remaining balance of the Escrow Fund.

                  (e) Notwithstanding the limitations set forth in Section 3(a) of this Agreement, following the Distribution Date, the Purchaser shall be entitled to assert claims against the Escrow Fund under this Section 3 only in respect of all Losses that were included in determining the Reserved Amount.

                  (f) Upon termination of this Agreement pursuant to Section 9 of this Agreement, the Escrow Agent shall, upon written instructions delivered to it by the Seller's Representative, promptly thereafter, transfer to the Seller's Representative, by wire transfer of immediately available funds, all amounts then remaining in the Escrow Fund.

                  4. Liquidation of the Escrow Fund. Whenever the Escrow Agent shall be required to make payment from the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund, to the extent necessary to pay such amounts in full and in cash.

                  5. Maintenance of the Escrow Fund; Termination of the Escrow Fund. (a) The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (i) the time at which there shall be no funds in the Escrow Fund and
(ii) the termination of this Agreement.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of the Escrow Fund, the Escrow Agent shall, if so instructed in a writing executed by the Purchaser and the Seller's Representative, pay from the Escrow Fund to the Seller's Representative or the Purchaser, as directed in such writing, the amount of cash so instructed (and if such cash is not available, shall liquidate such investments of the Escrow Fund as are necessary to make such payment).

                  6. Investment of the Escrow Fund. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund upon joint written notice signed by the Seller and the Purchaser in any combination of the following: (a) readily marketable direct obligations of the Government of the United States, or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States,
(b) insured certificates of deposit of, or time deposits with, any commercial bank which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States, or any State thereof, and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc. Notwithstanding the foregoing, the Escrow Agent may act upon any contrary written investment instructions signed by the Seller and the Purchaser.

                  7. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. The Seller may not assign, transfer, pledge or otherwise dispose of its rights to any portion of the Escrow Account, provided however that the Seller may assign such rights to any successor employee stock ownership plan or other benefit plan or to the individual participants in the ESOP. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Purchaser may assign this Agreement to an affiliate of the Purchaser without the consent of the other parties; provided further, however, that the Purchaser may also assign this Agreement to any person or entity who purchases all of the outstanding shares of Purchaser's common stock or all or substantially all of the assets of the Purchaser, or to any person or entity with or into which the Purchaser causes the Company to merge, if such other person or entity has a creditworthiness that is reasonably satisfactory to the Seller and agrees in writing to assume (or assumes by operation of law) all of the Purchaser's obligations under this Agreement. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

                  8. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Purchaser and the Seller's Representative, acting on behalf of the Seller, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Account, except pursuant to an order of a court of competent jurisdiction. The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.

                  (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                  (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person or entity purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

                  (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Account or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

                  (g) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement or as shall be agreed to in writing from time to time by the Escrow Agent, the Purchaser and the Seller's Representative and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees and expenses of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be the responsibility of the Purchaser.

                  (h) The Purchaser shall reimburse and indemnify the Escrow Agent and any predecessor Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, taxes (other than taxes based upon, determined by or measured by the income of the Escrow Agent) and reasonable attorneys' fees and expenses, incurred without gross negligence, bad faith or wilful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

                  (i) The Escrow Agent may at any time resign by giving 15 business days' prior written notice of resignation to the Seller's Representative and the Purchaser. The Purchaser and the Seller, acting through the Seller's Representative, may at any time jointly remove the Escrow Agent by giving 10 business days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in New York, New York and which shall be reasonably acceptable to the Purchaser and the Seller, shall be appointed by the Purchaser by written instrument executed by the Purchaser and the Seller, and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Seller, acting through the Seller's Representative, or of the Purchaser or of the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Account of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within 15 business days of a notice of resignation by the Escrow Agent or removal by the Purchaser and the Seller, the Escrow Agent shall have the right to petition a court of competent jurisdiction for the appointment of a successor Escrow Agent and its sole responsibility shall thereafter be to hold and invest in accordance with Section 6 hereof the Escrow Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by the Purchaser and the Seller, acting through the Seller's Representative, and termination of this Agreement in accordance with its terms.

                  (j) The Escrow Agent does not have any interest in the Escrow Fund but is serving as escrow holder only and having only possession thereof. The Seller shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the escrow agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Fund and is not responsible for any other reporting. This paragraph and paragraph (g) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

                  (k) In the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Agent shall have received
(i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the Purchaser and the Seller's Representative, acting on behalf of the Seller, directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said opinion is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

                  9. Termination. This Escrow Agreement shall terminate on the later of: (a) the date on which there are no assets remaining in any Escrow Account and (b) 10 business days following the date after the Distribution Date on which all claims made in Purchaser's Certificates delivered to the Escrow Agent prior to the Distribution Date, and all Losses specified in one or more notices delivered to the Seller's Representative and the Escrow Agent by the Purchaser pursuant thereto that could give rise to a right of indemnification under Article VI of the Purchase Agreement shall have been resolved.

                  10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

                  (a)      if to the Seller's Representative:

                           GreatBanc Trust Company, as
                           Seller's Representative
                           105 East Galena Blvd.
                           Suite 500
                           Aurora, Illinois 60505
                           Telecopy: (630) 844-7096
                           Attention: John Hommel

                           with a copy to:

                           McDermott, Will & Emery
                           600 Thirteenth Street N.W.
                           Washington, DC 20005
                           Telecopy: (202) 756-8087
                           Attention: Luis Granados

                  (b)      if to the Purchaser:

                           BE Aerospace, Inc.
                           1400 Corporate Center Way
                           Wellington, Florida  33414
                           Telecopy: (561) 791-4402
                           Attention: Chief Financial Officer

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York 10022
                           Telecopy:  (212) 848-7179
                           Attention: Alfred J. Ross, Esq.

                  (c)      if to the Escrow Agent, to:

                           The Bank of New York
                           101 Barclay Street, Floor 12 East
                           New York, NY 10286
                           Telecopy: (212) 815-7181
                           Attention: Insurance Trust and Escrow Unit

                  11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State.

                  12. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller's Representative, acting on behalf of the Seller, the Purchaser and the Escrow Agent or (b) by a waiver in accordance with Section 13 of this Agreement.

                  13. Waiver. The Escrow Agent, the Purchaser and the Seller's Representative, acting on behalf of the Seller, may (i) extend the time for the performance of any obligation or other act of any of the other parties hereto or
(ii) together, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                  14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  15. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                  16. No Third Party Beneficiaries; Assignment. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  17. Further Action. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action and do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. No party hereto shall become a party to any agreement which by its terms restricts its, his or her performance of its, his or her obligations under this Agreement.

                  18. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  19. Representations and Warranties. Each of the Purchaser and Seller hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by Depositor do not and will not violate any applicable law or regulation.

                  20. Use of Name. Except as required by law, applicable regulation or NASDAQ rule, no printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent, which consent shall not be unreasonably withheld.

                  21. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        FLIGHT STRUCTURES, INC.
                                        SAVINGS AND RETIREMENT PLAN
                                        AND TRUST

                                        By:  GreatBank Trust Company, in its
                                             capacity as Trustee


                                        By:   /s/ John G. Hummel
                                             ----------------------------------
                                             Name: John G. Hummel
                                             Title:


                                        BE AEROSPACE, INC.


                                        By:   /s/ Thomas P. McCaffrey
                                            -----------------------------------
                                             Name:  Thomas P. McCaffrey
                                             Title: Corporate Senior Vice
                                                    President & Chief Financial
                                                    Officer

                                        THE BANK OF NEW YORK


                                        By: /s/ David G. Sampson
                                            ----------------------------------
                                            Name:   David G. Sampson
                                            Title:  Vice President



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                                   SCHEDULE A

                               [Escrow Agent Fees]









                                       12